SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2014, Systemax Inc. (the “Company”)  through  its Industrial Products Group (www.globalindustrial.com) entered into a stock purchase agreement (the “Purchase Agreement”) with TAKKT America Holdings Inc. to acquire all the equity interests of several companies comprising its Plant Equipment Group, a business-to-business direct marketer of maintenance, repair and operations products. The purchase price is  $25 million in cash, subject to customary working capital adjustments.

The entities comprising the Plant Equipment group are C&H Service, LLC, C&H Distributors, LLC, Industrialsupplies.com, LLC, Products for Industry, LLC, C&H Productos Industriales S. de R.L. de C.V. (Mexico) and Avenue Industrial Supply Company Limited (Canada).

The acquisition, which is expected to be funded from Systemax’s cash on hand, is anticipated to close in January 2015, subject to certain customary closing conditions. The Purchase Agreement may be terminated by either party in certain circumstances, including if the Closing has not taken place by February 3, 2015, subject to such date being extended by the parties. The parties to the Purchase Agreement have made customary representations, warranties and covenants, and agreed to customary escrow arrangements and indemnification obligations. In addition, in connection with the transaction, the parties will agree to provide certain transition services to each other following the Closing.

The Purchase Agreement contains representations, warranties and covenants made to, and solely for the benefit of, the parties thereto. The statements embodied in the representations and warranties are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the acquired business, Takkt, the Industrial Supply Group  or the Company.

A press release, issued December 31, 2014, announcing the Purchase Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit relating to the matters discussed in Item 1.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description

99.1	Press Release of Systemax Inc., dated December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

Date: January 5, 2015

By: /s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President

Exhibit Index

99.1	Press Release of Systemax Inc., dated December 31, 2014.